EXHIBIT 21

Subsidiaries of Company

                                 Percentage Owned         State of
Subsidiaries                          by Company         Incorporation

EdVISION Corporation                     100               California

Harland Business Products, Inc.          100               Delaware

Harland dataPRINT, Inc.                  100               Georgia

Harland Financial Solutions, Inc.        100               Oregon

Harland International Company            100               Georgia

HFS Core Systems, Inc.                   100               Delaware

HFS Phoenix Systems, Inc.                100               Delaware

Interlinq Software Corporation           100               Washington

Intrieve, Incorporated                   100               Ohio

John H. Harland Company of Puerto Rico   100               Georgia

Liberty Checks and Services, Inc.        100               Minnesota

Scantron Corporation                     100               Delaware

The Check Store, Inc.                    100               Georgia

This list excludes subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary".